Medicure Inc.
(a Development State Enterprise)
Item - 18 Reconciliation with United States Generally Accepted Accounting Principles
Years Ended May 31, 2005 and 2004
Nine months ended February 28, 2006 and 2005 (Unaudited)
(expressed in Canadan dollars)

          Medicure Inc. (the “Company”) follows generally accepted accounting principles in Canada (“Canadian GAAP”) in the preparation of its consolidated financial statements, which principles are different in some respects from those applicable in the United States (“U.S.GAAP”) and from practices prescribed by the United States Securities and Exchange Commission. The Company has prepared a reconciliation of the significant measurement differences between Canadian GAAP and U.S. GAAP in accordance with Item 17 of Form 20-F, which, for the years ended May 31, 2005 and 2004 is included in the Company’s 2005 consolidated financial statements in its Annual Report on Form 20-F and for the nine months ended February 28, 2006 and 2005 is included in the Company’s fiscal 2006 third quarter consolidated financial statements included in its periodic report on Form 6-K. For purposes of this registration statement on Form F-10, the Company is also required to reconcile additional significant disclosure differences in accordance with Item 18 of Form 20-F. The additional significant disclosure differences between Canadian GAAP and U.S. GAAP are set out below.

The financial information set out below as at February 28, 2006 and for the nine months ended February 28, 2006 and 2005 is unaudited; however, such information reflects all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial information for the periods presented.

(a)	Accounts Payable and Accrued Liabilities:

As at:	February 28,	May 31,	May 31,
	2006	2005	2004
	(Unaudited)

Trade and other accounts payable and accrued liabilities	$583,425	$275,624	$160,260
Accounts payable related to research and development	1,420,534	2,457,130	657,316
	$2,003,959	$2,732,754	$817,576

(b)	Accounts Receivable

As at	February 28,	May 31,	May 31,
	2006	2005	2004
	(Unaudited)

Interest receivable	$35,606	$97,917	$234,009
SR&ED refundable tax credit receivable	440,025	341,887	–
GST receivable	34,433	28,389	16,924
Other	–	1,557	27,164
	$510,064	$469,750	$278,097

(c)	Contributed Surplus:

Period ended	February 28,	May 31,	May 31,	May 31,
	2006	2005	2004	2003
	(Unaudited)

Balance, beginning of period	$996,301	$491,423	$105,375	$–

Stock-based compensation on options granted in the
period	505,068	504,878	368,048	105,375
Agent’s stock-based compensation	42,759	–	–	–

Balance, end of period	$1,544,128	$996,301	$491,423	$105,375

(d)	Foreign Exchange Gain (Loss)

Period ended	February 28,	February 28,	May 31,	May 31,	May 31,
	2006	2005	2005	2004	2003
	(Unaudited)	(Unaudited)

Foreign exchange gain (loss)	$(83,453)	$11,079	$64,413	$–	$–

(e)	Stock-based Compensation:

Period ended	February 28,	February 28,	May 31,	May 31,	May 31,
	2006	2005	2005	2004	2003
	(Unaudited)	(Unaudited)

Stock-based compensation
expense recorded to:
Research and development	$111,166	$84,540	$132,174	$156,642	$–
General and administrative	393,902	250,744	372,704	229,406	105,375
	$505,068	$335,284	$504,878	$386,048	$105,375

(f)	Earnings per share

The following securities could potentially dilute basic earnings per share but have been excluded from its calculation since their effect would be anti-dilutive:

	February 28,	February 28,	May 31,	May 31,	May 31,
	2006	2005	2005	2004	2003
	(Unaudited)	(Unaudited)

Options:
As at end of period	3,091,333	2,347,033	2,372,333	2,307,033	2,137,033

Warrants:
As at end of period	2,706,860	502,403	502,403	502,403	18,446,537

Total:
As at end of period	5,798,193	2,849,436	2,874,736	2,809,436	20,583,570

(g)	Shareholders’ equity from inception until May 31, 2002:

CAPITAL STOCK

COMMON SHARES	Number of
	Shares	Amount

Share capital of Medicure since inception on September 15, 1997	9,500,000	$100
Shares deemed to be issued pursuant to reverse takeover
accounting principles	6,908,200	1,482,384
Private placements for cash, on January 27, 2000 at $0.72 per share	694,444	500,000
Private placement for cash, on April 7, 2000, at $2.00 per share	1,000,000	2,000,000
Exercise of options for cash	224,000	44,800
Exercise of warrants for cash	345,698	175,913
Balance at May 31, 2000	18,672,342	4,203,197

Private placement for cash on May 31, 2001, at $1.00 per share,
net of share issue costs of $153,247	2,600,000	2,446,753
Exercise of options for cash	21,667	16,250
Exercise of warrants for cash	423,632	402,857
Balance at May 31, 2001	21,717,641	7,069,057

Private placement for cash on June 14, 2001, at $1.00 per share,
net of share issue costs of $153,247	200,000	200,000
Exercise of options for cash	8,333	6,250
Shares returned to treasury	(221,725)	–
Public offering for cash on December 31, 2001 and January 31,
2002 at $0.65 per share, net of share issue costs of $1,195,998	15,384,615	8,804,002
Balance at May 31, 2002	37,088,864	16,079,309

CLASS A COMMON SHARES
Public offering for cash on February 28, 2000 at $1.25
per share, net of share issue costs of $220,373	1,280,000	1,379,627

Total capital stock at May 31, 2002	38,368,864	$17,458,936

CONTRIBUTED SURPLUS

     No transactions to May 31, 2002

DEFICIT

Loss for the period from inception on September 15, 1997
to August 31, 1998, being deficit at August 31, 1998	$240,366
Loss for the year ended August 31, 1999	252,752
Deficit at August 31, 1999	493,118
Loss for the period from September 1, 1999 to May 31, 2000	871,593
Deficit at May 31, 2000	1,364,711
Loss for the year ended May 31, 2001	3,232,010
Deficit at May 31, 2001	4,596,721
Loss for the year ended May 31, 2002	3,875,087
Deficit at May 31, 2002	$8,471,808